UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Consulting Agreement with Thor Thorsteinson

On July 14, 2008, in connection with the retirement of Thor Thorsteinson (effective August 1, 2008), AbitibiBowater Inc. (the "Company") and Mr. Thorsteinson entered into a consulting agreement (the "Consulting Agreement"). Pursuant to the Consulting Agreement, Mr. Thorsteinson will provide consulting services to the Company until December 31, 2008, primarily in connection with the Company's international business. Total compensation under the Consulting Agreement will not exceed $380,000. In addition, Mr. Thorsteinson has agreed to extend the period of his non-compete obligations under his severance agreement until July 31, 2011, and in consideration of such agreement the Company will pay to Mr. Thorsteinson $400,000. The foregoing description is qualified in its entirety by reference to the Consulting Agreement, a copy of which will be filed with the Securities and Exchange Commission within the applicable deadline.

In connection with his retirement, and the execution of the Consulting Agreement, Mr. Thorsteinson will execute a customary waiver and release agreement in favor of the Company.

Following his retirement, Mr. Thorsteinson will be entitled to severance benefits as set out in the Severance Compensation Agreement, dated April 1, 2002, between Abitibi-Consolidated Inc. and Mr. Thorsteinson, which is filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Mr. Thorsteinson's executive responsibilities were reallocated to the remaining executive officers.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: July 18, 2008		Name: Jacques P. Vachon
Title: Senior Vice-President Corporate Affairs and Chief Legal Officer

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